                                                                EXHIBIT 99.16(C)

                                POWER OF ATTORNEY
                                -----------------

     The undersigned, being the President and Principal Executive Officer of each company listed on Exhibit A hereto (each a "Registrant"), hereby severally constitute and appoint Jeffrey L. Shames, Stephen E. Cavan, Kevin R. Parke, Richard M. Hisey and James R. Bordewick, Jr., and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for the undersigned, in the name of, and in the capacity indicated below, any Registration Statement and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued by the Registrant under the Securities Act of 1933 granting unto our said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 20th day of May, 2003.



JOHN W. BALLEN                      Principal Executive Officer
--------------
John W. Ballen

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                                    EXHIBIT A
                                    ---------

                          Massachusetts Investors Trust
                    Massachusetts Investors Growth Stock Fund
                          MFS Growth Opportunities Fund
                         MFS Government Securities Fund
                      MFS Government Limited Maturity Fund
                               MFS Series Trust I
                               MFS Series Trust II
                              MFS Series Trust III
                               MFS Series Trust IV
                               MFS Series Trust V
                               MFS Series Trust VI
                              MFS Series Trust VII
                              MFS Series Trust VIII
                               MFS Series Trust IX
                               MFS Series Trust X
                               MFS Series Trust XI
                           MFS Municipal Income Trust
                          MFS Variable Insurance Trust
                             MFS Institutional Trust
                          MFS Multimarket Income Trust
                           MFS Municipal Series Trust
                       MFS Government Markets Income Trust
                          MFS Intermediate Income Trust
                            MFS Charter Income Trust
                             MFS Special Value Trust